EXHIBIT 99.1

AMENDMENT NO. 3 AND
FORBEARANCE AGREEMENT

This AMENDMENT NO. 3 AND FORBEARANCE AGREEMENT (this "Agreement") dated as of March 4, 2019, by and between CTI Industries Corporation, an Illinois corporation ("Borrower"), the other Credit Parties party hereto, the Lenders party hereto and PNC Bank, National Association, as Agent for all Lenders ("Agent").

R E C I T A L S:

WHEREAS, Agent and Borrower have entered into certain financing arrangements pursuant to that certain Revolving Credit, Term Loan and Security Agreement dated as of December 14, 2017, among Agent, Borrower, the Credit Parties from time to time party thereto and the Lenders from time to time party thereto (as amended hereby, and as the same may have heretofore been or may hereafter be further amended, supplemented, extended, renewed, restated, replaced or otherwise modified, the "Loan Agreement");

WHEREAS, as of the date hereof, multiple Events of Default under the Loan Agreement have occurred and are continuing;

WHEREAS, the Credit Parties have requested that, subject to the terms and conditions of this Agreement, Agent and Lenders forbear from exercising their rights as a result of such Events of Default, which are continuing, and that Lenders agree to provide further Advances and other financial accommodations to Borrower notwithstanding such Events of Default; and

WHEREAS, Agent and Lenders are willing to agree to forbear from exercising certain of their rights and remedies and provide certain further Advances and other financial accommodations to Borrower solely for the period and on the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

1.1     Interpretation. All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Loan Agreement unless otherwise defined herein. The foregoing recitals, together with all exhibits attached hereto, are incorporated by this reference and made a part of this Agreement. Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement.

1.2     Additional Definitions. As used herein, the following terms will have the respective meanings given to them below:

"Existing Defaults" means, collectively, the Events of Default identified on Exhibit A hereto.

"Forbearance Period" means the period commencing on the date hereof and ending on the date which is the earliest of (i) July 31, 2019; (ii) the occurrence or existence of any Event of Default, other than the Existing Defaults; or (iii) the occurrence of any Termination Event.

"Termination Event" means (i) the initiation of any action by Borrower, any Guarantor or any Releasing Party (as defined herein) to invalidate or limit the enforceability of any of the acknowledgments set forth in Section 2, the release set forth in Section 8.6 or the covenant not to sue set forth in Section 8.7, (ii) the occurrence of an Event of Default under Section 10.7 of the Loan Agreement, or (iii) the date that is thirty (30) days following written notice from Agent to Borrower of Agent's election to terminate the Forbearance Period in its sole discretion.

ARTICLE II. ACKNOWLEDGMENTS

2.1     Acknowledgment of Obligations. Each Credit Party hereby acknowledges, confirms and agrees that as of the close of business on March 4, 2019, (a) Borrower is indebted to Lenders in respect of the Revolving Advances in the principal amount of $12,765,522.75, (b)  Borrower is indebted to Lenders in respect of the Term Loan in the aggregate principal amount of $4,500,000, and (c) Borrower is indebted to Lenders in respect of the Letters of Credit in the principal amount of $0. Each Credit Party hereby acknowledges, confirms and agrees that all such Advances, together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by Borrower to Agent and Lenders, are unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.2     Acknowledgment of Security Interests. Each Credit Party hereby acknowledges, confirms and agrees that Agent has, and will continue to have, valid, enforceable and perfected first-priority continuing liens upon and security interests in the Collateral heretofore granted to Agent, for the benefit of Agent and Lenders, pursuant to the Loan Agreement and the Other Documents or otherwise granted to or held by Agent, for the benefit of Agent and Lenders.

2.3     Binding Effect of Documents. Each Credit Party hereby acknowledges, confirms and agrees that: (a) this Agreement constitutes an Other Document, (b) each of the Loan Agreement and the Other Documents to which it is a party has been duly executed and delivered to Agent by such Credit Party, and each is and will remain in full force and effect as of the date hereof except as modified pursuant hereto, (c) the agreements and obligations of such Credit Party contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of such Credit Party, enforceable against it in accordance with their respective terms, and such Credit Party has no valid defense to the enforcement of such Obligations, (d) Agent and Lenders are and will be entitled to the rights, remedies and benefits provided for under the Loan Agreement and the Other Documents and applicable law and (e) each Credit Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Loan Agreement or any of the Other Documents during the continuance of any Event of Default, and except to the extent expressly provided otherwise in this Agreement, any right or action of such Credit Party set forth in the Loan Agreement or the Other Documents that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Existing Defaults.

ARTICLE III. FORBEARANCE IN RESPECT OF Existing Defaults

3.1     Acknowledgment of Default. Each Credit Party hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Agent and Lenders to exercise their rights and remedies under the Loan Agreement and the Other Documents, applicable law or otherwise. Each Credit Party represents and warrants that as of the date hereof, no Events of Default exist other than the Existing Defaults. Each Credit Party hereby acknowledges and agrees that Agent and Lenders have the exercisable right to declare the Obligations to be immediately due and payable under the terms of the Loan Agreement and the Other Documents.

3.2     Forbearance.

In reliance upon the representations, warranties and covenants of the Credit Parties contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Agent and Lenders agree to forbear during the Forbearance Period from exercising their rights and remedies under the Loan Agreement and the Other Documents or applicable law in respect of the Existing Defaults.

Upon the expiration or termination of the Forbearance Period, the agreement of Agent and Lenders to forbear will automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Agent and Lenders to exercise immediately all rights and remedies under the Loan Agreement and the Other Documents and applicable law, including, but not limited to, (i) ceasing to make any further Advances and (ii) accelerating all of the Obligations under the Loan Agreement and the Other Documents, in all events, without any further notice to the Credit Parties, passage of time or forbearance of any kind.

3.3     No Waivers; Reservation of Rights.

Agent and Lenders have not waived, are not by this Agreement waiving, and have no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults or otherwise), and Agent and Lenders have not agreed to forbear with respect to any of their rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults to the extent expressly set forth herein) occurring at any time.

Subject to Section 3.2 above (solely with respect to the Existing Defaults), Agent and Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Loan Agreement and the Other Documents as a result of any other Events of Default occurring at any time. Agent and Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies.

3.4     Additional Events of Default. The parties hereto acknowledge, confirm and agree that any misrepresentation by any Credit Party, or any failure of any Credit Party to comply with the covenants, conditions and agreements contained in this Agreement, the Loan Agreement or any Other Document or in any other agreement, document, or instrument at any time executed or delivered by such Credit Party with, to or in favor of Agent or any Lenders will constitute an immediate Event of Default under this Agreement, the Loan Agreement, and the Other Documents. In the event that any Person, other than Agent or Lenders, at any time exercises for any reason (including, without limitation, by reason of any Existing Defaults, any other present or future Event of Default, or otherwise) any of its rights or remedies against such Credit Party or any obligor providing credit support for such Credit Party's obligations to such other Person, or against such Credit Party's or such obligor's properties or assets, such event will constitute an immediate Event of Default hereunder and an Event of Default under the Loan Agreement and the Other Documents (without any notice or grace or cure period).

ARTICLE IV. AMENDMENTS

In reliance upon the representations and warranties of the Credit Parties set forth in Section 6 below and subject to the conditions to effectiveness set forth in Section 7 below, the Loan Agreement is amended as follows:

4.1     Section 1.2 to the Loan Agreement is hereby amended to insert the following new defined terms in appropriate alphabetical order:

"Temporary Overadvance Amount" means as of any date of determination, the amount set forth opposite such date in the table below:

Date	Temporary Overadvance Amount
Third Amendment Closing Date – March 9, 2019	$1,200,000
March 10, 2019 – March 30, 2019	$1,000,000
March 31, 2019 – April 6, 2019	$800,000
April 7, 2019 – April 20, 2019	$400,000
April 21, 2019 and at all times thereafter	$0

"Third Amendment Closing Date" means March 4, 2019.

4.2     Clause (a)(iii) of Section 2.1 of the Loan Agreement is hereby amended and restated as follows:

(iii) the Temporary Overadvance Amount, plus

ARTICLE V. Covenants AND OTHER AGREEMENTS.

5.1     Financial Covenants Testing. During the Forbearance Period, the financial covenants set forth in Section 6.5(a) and Section 6.5(b) of the Loan Agreement will not be tested for the period ending March 31, 2019; provided, however, that notwithstanding the foregoing, Borrower will continue to deliver during the Forbearance Period the financial statements and other reports required by Section 9.9 of the Loan Agreement as set forth therein, including, without limitation, the calculations set forth in the Compliance Certificate delivered therewith.

5.2     Delivery of 13-Week Cash Flow Forecast. Commencing on March 14 2019, and every other week thereafter during the Forbearance Period, Borrower shall provide Agent with a 13-week cash flow forecast which shall (a) be in form and substance satisfactory to Agent, (b) update the 13-week cash flow forecast from the prior two weeks to add additional two weeks to the forecast, (c) include a report reconciling Borrower's actual performance for the two weeks ended the preceding Friday with Borrower's projected performance pursuant to the previous two week's 13-week cash flow forecast, and (d) include a report from Borrower's management setting forth explanations for any variances in actual results as compared to forecasted performance.

5.3     Interest Rate Hedges. Credit Parties hereby (i) covenant and agree that no Credit Party shall enter into any Interest Rate Hedges, and (ii) authorize Agent to terminate any Lender-Provided Interest Rate Hedges to which any Credit Party became a party to prior to the date hereof to the extent that when marked-to-market such Lender-Provided Interest Rate Hedge results in Interest Rate Hedge Liabilities.

5.4     Delivery of Updated Schedules to the Loan Agreement. On or before March 14, 2019 (or such later date as Agent may agree to in writing in its discretion), the Credit Parties shall deliver to Agent, in form and substance satisfactory to Agent, updated schedules to the Loan Agreement (to the extent that the schedules delivered on the Closing Date do not include current and complete information).

5.5     Forbearance Fee. Borrower hereby agrees to pay to Agent, for the ratable benefit of the Lenders, a forbearance fee of $250,000 (the "Forbearance Fee"), payable on the date hereof, in consideration of Agent and Lenders agreement to amend the Loan Agreement and to forbear from exercising its rights and remedies as set forth herein. The Forbearance Fee shall be fully earned when due and non-refundable when paid.

ARTICLE VI. REPRESENTATIONS AND WARRANTIES

Each Credit Party hereby represents, warrants and covenants as follows:

6.1     Representations in the Loan Agreement and the Other Documents. Each of the representations and warranties made by or on behalf of the Credit Parties to Agent and Lenders in the Loan Agreement or any of the Other Documents was true and correct when made, and is, except for the Existing Defaults, true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by such Credit Party on the date hereof and in this Agreement.

6.2     Binding Effect of Documents. This Agreement has been duly authorized, executed and delivered to Agent by the Credit Parties, is enforceable in accordance with its terms and is in full force and effect.

6.3     No Conflict. The execution, delivery and performance of this Agreement by the Credit Parties will not violate any requirement of law or contractual obligation of any Credit Party and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues.

ARTICLE VII. CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT

The effectiveness of the terms and provisions of this Agreement (other than the terms and provisions of Sections 2 and 8, which will be effective immediately upon the execution of this Agreement) is subject to the following conditions precedent:

Agent's receipt of this Agreement, duly authorized, executed and delivered by each Credit Party;

Agent's receipt of the Forbearance Fee; and

Agent's receipt of all fees and other amounts payable on or prior to the closing date of this Agreement, including all attorneys', consultants' and other professionals' fees and expenses incurred by Agent and Lenders.

ARTICLE VIII. MISCELLANEOUS

8.1     Continuing Effect of Loan Agreement. Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement or the Other Documents are intended or implied by this Agreement and in all other respects the Loan Agreement and the Other Documents hereby are ratified and reaffirmed by all parties hereto as of the date hereof. To the extent of any conflict between the terms of this Agreement, the Loan Agreement and the Other Documents, the terms of this Agreement will govern and control. The Loan Agreement and this Agreement will be read and construed as one agreement.

8.2     Costs and Expenses. In addition to, and without in any way limiting, the obligations of Borrower set forth in Section 16.9 of the Loan Agreement, Borrower absolutely and unconditionally agrees to pay to Agent on demand by Agent at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated:  all fees, costs and expenses incurred by Agent and any of its directors, officers, employees or agents (including, without limitation, fees, costs and expenses incurred of any counsel to Agent, regardless of whether Agent or any such other Person is a prevailing party, in connection with (a) the preparation, negotiation, execution, delivery or enforcement of this Agreement, the Loan Agreement, the Guaranty, the Other Documents and any agreements, documents or instruments contemplated hereby and thereby, and (b) any investigation, litigation or proceeding related to this Agreement, the Loan Agreement, the Guaranty, or the Other Documents or any act, omission, event or circumstance in any manner related to any of the foregoing.

8.3     Further Assurances. At Borrower's expense, the parties hereto will execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

8.4     Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No Person other than the parties hereto, and in the case of Sections 8.6 and 8.7 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Sections 8.6 and 8.7 are hereby expressly disclaimed.

8.5     Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of the Credit Parties made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement and the Forbearance Period, and no investigation by Agent or any Lender, or any closing, will affect the representations and warranties or the right of Agent and Lenders to rely upon them.

8.6     Release.

In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Credit Party, on behalf of itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (such Credit Party and all such other Persons being hereinafter referred to collectively as the "Releasing Parties" and individually as a "Releasing Party"), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender, and each of their respective successors and assigns, and their respective present and former shareholders, members, managers, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Agent, Lenders and all such other Persons being hereinafter referred to collectively as the "Releasees" and individually as a "Releasee"), of and from any and all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement, the Loan Agreement, any of the Other Documents or any of the transactions hereunder or thereunder. Releasing Parties hereby represent to the Releasees that they have not assigned or transferred any interest in any Claims against any Releasee prior to the date hereof.

Each Credit Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

Each Credit Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute and unconditional nature of the release set forth above.

8.7     Covenant Not to Sue. Each Releasing Party hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 8.6 above. If any Releasing Party violates the foregoing covenant, Borrower, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

8.8     Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Agreement.

8.9     Reviewed by Attorneys. Each Credit Party represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as such Credit Party may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto will be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

8.10     Disgorgement. If Agent or any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration will be revived and continue as if such payment, interest or other consideration had not been received by Agent or such Lender, and Borrower will be liable to, and will indemnify, defend and hold Agent or such Lender harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this Section will survive repayment of the Obligations or any termination of the Loan Agreement or the Other Documents.

8.11     Tolling of Statute of Limitations. Each and every statute of limitations or other applicable law, rule or regulation governing the time by which Agent must commence legal proceedings or otherwise take any action against any Credit Parties with respect to any breach or default that exists on or prior to the expiration or termination of the Forbearance Period and arises under or in respect of the Loan Agreement or the Other Documents shall be tolled during the Forbearance Period. Each Credit Party agrees, to the fullest extent permitted by law, not to include such period of time as a defense (whether equitable or legal) to any legal proceeding or other action by Agent in the exercise of its rights or remedies referred to in the immediately preceding sentence.

8.12     Relationship. Each Credit Party agrees that the relationship between Agent and such Credit Party and between each Lender and such Credit Party is that of creditor and debtor and not that of partners or joint venturers. This Agreement does not constitute a partnership agreement, or any other association between Agent and such Credit Party or between any Lender and such Credit Party. Each Credit Party acknowledges that Agent and each Lender has acted at all times only as a creditor to such Credit Party within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or any Lender attempted to exercise any control over such Credit Party or its business or affairs. Each Credit Party further acknowledges that Agent and each Lender has not taken or failed to take any action under or in connection with its respective rights under the Loan Agreement or any of the Other Documents that in any way, or to any extent, has interfered with or adversely affected such Credit Party's ownership of Collateral.

8.13     No Effect on Rights Under Subordination Agreements. Agent's agreement pursuant to Section 3.2 of this Agreement shall not extend to any of Agent's rights or remedies under the Shareholder Subordination Agreement in favor of Agent governing the Subordinated Debt (as defined in the Shareholder Subordination Agreement) which may arise as a result of the Existing Defaults, it being understood that the Existing Defaults shall at all times constitute Events of Default for purposes of the Shareholder Subordination Agreement in favor of Agent, and Agent shall at all times be permitted to enforce all rights and remedies in respect thereof (including, without limitation, blocking payments to John H. Schwan or any other holders of Subordinated Debt in accordance with the Shareholder Subordination Agreement).

8.14     Governing Law: Consent to Jurisdiction and Venue. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING GOVERNING LAW, FORUM SELECTION, AND CONSENT TO JURISDICTION SET FORTH IN SECTION 16.1 OF THE LOAN AGREEMENT, AND SUCH PROVISIONS ARE HEREBY INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8.15     Waivers.

Mutual Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN AGENT OR ANY LENDER AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE LOAN AGREEMENT OR THE OTHER DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

Waivers by the Credit Parties. Each Credit Party hereby waives any right such Credit Party may have upon payment in full of the Obligations to require Agent to terminate its security interest in the Collateral, other collateral or in any other property of such Credit Party until termination of the Loan Agreement in accordance with its terms and the execution by such Credit Party of an agreement indemnifying Agent from any loss or damage Agent may incur as the result of dishonored checks or other items of payment received by Agent from such Credit Party, or any account debtor, and applied to the obligations and releasing and indemnifying, in the same manner as described in Section 8.6 of this Agreement, the Releasees from all claims arising on or before the date of such termination. Each Credit Party acknowledges that the foregoing waiver is a material inducement to Agent entering into this Agreement and that Agent is relying upon the foregoing waiver in its future dealings with such Credit Party.

8.16     Counterparts. This Agreement may be executed and delivered via facsimile or email (in .pdf format) transmission with the same force and effect as if an original were executed, and may be executed in any number of counterparts, but all of such counterparts will together constitute but one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

BORROWER:

CTI INDUSTRIES CORPORATION

By /s/ Jeffrey S. Hyland
Name Jeffrey S. Hyland
Title President and Chief Executive Officer

GUARANTORS:

CTI SUPPLY, INC.

By /s/ Jeffrey S. Hyland
Name Jeffrey S. Hyland
Title President and Chief Executive Officer

FLEXO UNIVERSAL, S. DE R.L. DE C.V.

By /s/ Stephen M. Merrick
Name Stephen M. Merrick
Title Director

Signature Page to Amendment No. 3 and Forbearance Agreement

AGENT AND LENDERS: PNC BANK, NATIONAL ASSOCIATION, as Agent and the sole Lender By /s/ Thomas F. Karlov Name Thomas F. Karlov Title S.V.P.

Signature Page to Amendment No. 3 and Forbearance Agreement

EXHIBIT A
to
AMENDMENT NO. 3 AND
FORBEARANCE AGREEMENT

Existing Defaults

1.

An Event of Default under Section 10.5(i) of the Loan Agreement and Section 4 of that certain Consent and Amendment No. 2 to Revolving Credit, Term Loan and Security Agreement dated as of October 8, 2018 (the "Amendment No.2"), by and among Borrower, the Credit Parties party thereto, the Lenders party thereto, and Agent, as a result of Borrower's failure to receive $7,500,000 in Net Cash Proceeds as a result of the Offering (as defined in the Amendment No. 2) and apply no less than $2,000,000 as a prepayment of the Term Loan in accordance with Section 1 of the Amendment No. 2 on or prior to November 15, 2018.

2.

An Event of Default under Section 10.5(i) of the Loan Agreement as a result of Borrower's failure to maintain a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00 for the three fiscal quarters ended December 31, 2018, in accordance with Section 6.5(a) of the Loan Agreement.

3.

An Event of Default under Section 10.5(i) of the Loan Agreement as a result of Borrower's failure to maintain a Leverage Ratio of not greater than 3.50 to 1.00 for the four fiscal quarter period ended December 31, 2018, in accordance with Section 6.5(b) of the Loan Agreement.